 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 4, 2015

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2015, the Registrant announced that Paul Cody Phipps, the Registrant’s President and Chief Executive Officer and a Director, resigned from his position as President and Chief Executive Officer and from the Board of Directors effective May 4, 2015. There are no disagreements between Mr. Phipps and the Registrant on any matter relating to the Registrant’s operations, policies or practices.

The Registrant, United Stationers Supply Co., a wholly owned subsidiary of the Registrant (collectively the “Company”), and Mr. Phipps entered into a Separation Agreement pursuant to which the Company agreed to pay Mr. Phipps the amount of $500,000 payable over a six month period in consideration for transition services and his release of any claims against the Registrant and its affiliates. Mr. Phipps will continue to be subject to the non-compete and non-solicitation provisions set forth in his Executive Employment Agreement with the Registrant dated as of December 31, 2012.

The Registrant also announced the appointment of Robert B. Aiken, Jr., (52) as the Interim President and Chief Executive Officer effective May 4, 2015.  Mr. Aiken will hold such office until his successor is appointed and qualified or until his earlier removal or resignation. Mr. Aiken currently serves on the Board of Directors of the Registrant.

Mr. Aiken most recently served as the Chief Executive Officer of Feeding America, the nation’s leading hunger relief organization.  Prior to that role, Mr. Aiken was the Chief Executive Officer of the food company portfolio at Bolder Capital, Managing Director of Capwell Partners, LLC and held several senior executive positions with U.S. Foodservice where he most recently served as the President and Chief Executive Officer.  Prior to joining U.S. Foodservice, Mr. Aiken was President of Milwaukee Sign Co. and President and CEO of Metz Baking Company.  Additional information about Mr. Aiken is provided on page 5 of the Registrant’s definitive proxy statement for its annual meeting of stockholders to be held on May 20, 2015, which was filed with the SEC on April 8, 2015, and is incorporated herein by reference.

A Press Release announcing Mr. Phipps’ resignation and Mr. Aiken’s appointment is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1*	Press Release, dated May 6, 2015, announcing the resignation of Paul Cody Phipps and appointment of Robert B. Aiken, Jr.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.
Date: May 6, 2015	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary